UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2022, the Board of Directors (the “Board”) of Alcoa Corporation (the “Company”), based on the recommendation of the Governance and Nominating Committee of the Board, accepted the resignation of James E. Nevels as a director of the Board, effective as of such date. Mr. Nevels offered to resign in accordance with the Company’s Corporate Governance Guidelines as a result of a substantial change in his principal occupation. Mr. Nevels’ offer to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with its acceptance of Mr. Nevels’ resignation and effective on September 20, 2022, the Board approved a reduction in the size of the Board from ten to nine members.

The Board thanks Mr. Nevels for his contributions during his tenure and wishes him well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: September 23, 2022	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary